Exhibit 99.4

L	LUDVIK CAPITAL FACT SHEET	L

OBJECTIVE

To provide long-term private equity and debt investment capital to fund growth, acquisitions and recapitalizations of small and middle-market companies in a variety of industries primarily located in the United States.

To make active or passive investments in common and preferred stock and warrants or rights to acquire equity interests, in addition to senior and subordinated loans, or convertible securities.

STATISTICS	RATE OF RETURN	ADVISOR
Inception 1994	1 YEAR - 27.49%	Ludvik Nominees PtyLtd
Assets $ 13 mill	3 YEAR - 26.01%	Frank Kristan, President
No of Holdings 21	5 YEAR - 20.75%	1220 N. Market St, Ste 806
Industries - Real Estate	10 YEAR - 23.24%	Wilmington, De 19901
- Telecom	Inception - 26.04%	Phone: (757) 345-3375
Fax: (206) 984-3470

Year	YTD	Jan	Feb	March	April	May	June	July	August	Sept	Oct	Nov	Dec

1994	29.91%	2.49%	-0.79%	3.17%	2.45%	2.14%	2.97%	2.23%	2.57%	3.97%	2.39%	3.76%	2.56%
1995	25.49%	2.12%	2.07%	2.75%	-1.97%	1.27%	2.03%	2.65%	1.37%	2.88%	3.44%	3.44%	3.44%
1996	24.78%	2.07%	2.67%	2.57%	1.19%	-1.55%	3.24%	2.33%	2.77%	2.44%	2.76%	1.32%	2.97%
1997	25.03%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%
1998	30.28%	2.52%	2.52%	2.02%	2.37%	1.77%	3.54%	1.94%	2.09%	1.98%	2.66%	3.43%	3.43%
1999	46.19%	3.85%	4.65%	2.89%	3.33%	4.33%	2.08%	4.11%	3.97%	4.98%	3.48%	4.76%	3.76%
2000	14.67%	1.22%	-1.45%	0.09%	2.11%	1.03%	2.33%	1.44%	0.98%	1.12%	2.03%	1.97%	1.80%
2001	12.32%	1.03%	2.35%	2.10%	2.01%	2.09%	1.23%	2.05%	1.21%	1.11%	-3.22%	-2.19%	2.55%
2002	14.60%	1.56%	2.23%	-2.44%	2.99%	0.09%	-0.03%	1.78%	2.11%	1.33%	1.83%	1.47%	1.68%
2003	11.16%	0.93%	1.91%	0.45%	1.33%	2.18%	0.21%	0.99%	-0.22%	1.11%	0.44%	1.22%	0.61%
2004	23.43%	1.95%	2.87%	3.32%	0.59%	2.92%	2.33%	2.21%	2.15%	0.65%	-0.37%	2.04%	2.77%
2005	27.09%	2.52%	1.01%	1.97%	1.98%	2.77%	1.13%	3.87%	2.63%	-0.98%	2.77%	3.87%	3.55%
2006	27.49%	2.29%	1.77%	2.56%	-2.33%	2.99%	2.62%	2.33%	3.98%	2.47%	2.44%	3.33%	3.04%
2007	22.92%	2.48%	2.13%	2.59%	3.52%	2.93%	1.66%	2.13%	1..60%	1.58%	1.70%	1.85%	1.73%

Performance data represents past performance and does not guarantee or indicate future results.
There is no FDIC insurance and there is no bank guarantee of any capital investment.